Exhibit 32.1
Certification of Principal Executive Officer and Principal Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Jack Kopnisky, Chief Executive Officer, and Luis Massiani, Chief Financial Officer of Sterling Bancorp (the “Company”) each certifies in his capacity as an officer of the Company that he has reviewed the Quarterly Report on Form 10-Q for the quarter ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) and that to the best of his knowledge:

(1)	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 7, 2014	By:	/s/ Jack Kopnisky
Jack Kopnisky
President, Chief Executive Officer and Director
(Principal Executive Officer)

Date:	August 7, 2014	By:	/s/ Luis Massiani
Luis Massiani
Executive Vice President
Chief Financial Officer
Principal Accounting Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 of the Sarbanes - Oxley Act of 2002 has been provided to Sterling Bancorp and will be retained by Sterling Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.